UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 14, 2009

CEDAR SHOPPING CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Cedar Shopping Centers, Inc. (the “Company”) has entered into an employment agreement effective September 14, 2009, with Joel I. Yarmak to serve as Chief Administrative Officer of the Company. Mr. Yarmak’s employment is also discussed below in Item 5.02 of this Current Report on Form 8-K.

The agreement provides for an annual base salary of $275,000, subject to annual discretionary increases. Upon the effectiveness of the agreement, Mr. Yarmak was paid $10,000 and received 7,500 shares of restricted common stock of the Company which cliff vest on the third anniversary of grant. Mr. Yarmak also participates in the Company’s annual bonus plan for senior executive officers, with his initial bonus targeted at an annualized amount of $100,000. Payment of the bonus is guaranteed for one year. In addition, Mr. Yarmak participates in the Company’s long-term incentive compensation plan pursuant to which he will be entitled to receive grants of restricted stock, initially anticipated to be valued at $75,000 for the first year.

The agreement is for two years. If Mr. Yarmak’s employment shall be terminated by the Company without cause or by Mr. Yarmak for good reason (as such terms are defined in the agreement), he will be entitled to receive a lump sum cash payment equal to his annual base salary for the remaining term of such agreement, but not less than $275,000, plus $50,000, representing one-half of his targeted bonus. In addition, his health insurance benefits will be continued for six months and the vesting of all restricted stock will be accelerated.

The foregoing description of the employment agreement with Mr. Yarmak is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, Joel I. Yarmak joined the Company as Chief Administrative Officer, a new position created by the Company. The material terms of the agreement with Mr. Yarmak are described in Item 1.01 of this Current Report on Form 8-K.

Mr. Yarmak, age 59, previously was employed as vice president, financial operations, of Kimco Realty Corporation, from 2000 until his employment with the Company. Prior thereto, he served as a senior partner at Rubin & Katz LLP, an accounting firm, and chief financial officer of Solow Realty & Development Company. Mr. Yarmak, a CPA, began his career at Deloitte & Touche, an accounting firm, where he became a partner in 1987. Mr. Yarmak holds an M.B.A. from the Stern School of Business of New York University and a B.A. from Yeshiva University.

There are no other arrangements or understandings between Mr. Yarmak and any other persons pursuant to which Mr. Yarmak was appointed as an executive officer. Mr. Yarmak has no family relationships with any executive officer or director of the Company, and there are no relationships or transactions for Mr. Yarmak that are reportable pursuant to Item 404(a) of Regulation S-K.

In addition to Mr. Yarmak’s appointment, Brenda J. Walker, the Company’s Vice President of Operations, was appointed to the new position of Chief Operating Officer, and Thomas B. Richey, the Company’s Vice President of Development and Construction, was appointed to the new position of President of the Company’s Development and Construction Division.

Further details regarding the appointments can be found in a copy of the press release that is furnished with this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated September 14, 2009 between the Company and Joel I. Yarmak
99.1	Press Release dated September 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2009

CEDAR SHOPPING CENTERS, INC.
By: /s/ Leo S. Ullman
Name: Leo S. Ullman
Title: Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated September 14, 2009 between the Company and Joel I. Yarmak
99.1	Press Release dated September 15, 2009